Exhibit 99.1

                             Financial Update by CFO

                                 August 18, 2005


At this point in the quarter, we are dealing with the usual impact of non-linearity in installation and acceptance of systems affecting visibility for financial guidance. However, for 3Q05, we are seeing additional aspects which are further impacting visibility. In the advanced packaging area, the ramifications of political events in Taiwan appear to indicate some pushouts of delivery dates beyond the third quarter, although this is not certain.

Our insertion efforts for the laser processing systems at the two North American customer sites are ongoing. We continue to make progress in demonstrating the production worthiness of the tools. We remain on track to achieve our stated goals of realizing 8-10 new orders this year for laser processing systems. Our focus has been on logic device customers, where we have secured orders, and some follow-on orders, from eight of the top ten customers. We are still planning on manufacturing and shipping 6-7 laser processing systems this year and recognizing revenue on a "handful," probably 3-4. Most likely, due to the insertion process timing, the revenue from the laser processing tools for 2005 will occur in 4Q05.

So, what the above means is that the increased uncertainty makes us uncomfortable in confirming previous financial guidance, but that we do not feel that a revision in that guidance is warranted.

Cash flow for 3Q05 still looks to be positive.

Safe Harbor Statement
---------------------
Certain of the statements contained herein, which are not a historical fact and which can generally be identified by words such as "anticipates", "expects", "intends", "will", "could", "believes", "estimates", "continue", and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; cyclicality in the semiconductor and nanotechnology industries; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; expiration of licensing arrangements, and the resulting adverse impact on our licensing revenues; changes to financial accounting standards; changes in pricing by us, our competitors or suppliers; customer concentration; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon us achieving and maintaining profitability and the market price of our stock; mix of products sold; rapid technological change and the importance of timely product introductions; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses


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thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2004 and on Form 10-Q for the quarter ended July 2, 2005. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this report.

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